UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2012

CHICAGO BRIDGE & IRON COMPANY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	N.A.	1-12815
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)	(Commission File Number)

Oostduinlaan 75, 2596JJ

The Hague, The Netherlands

(Address of principal executive offices and zip code)

31-70-373-2010

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 18, 2012, Chicago Bridge & Iron Company N.V., (“CB&I”), held a special general meeting of shareholders in Amsterdam, The Netherlands.

As of the record date, November 20, 2012, there were 96,793,240 shares of CB&I common stock that were entitled to vote at the special general meeting.  At the meeting, 72,410,218 shares, or approximately 75% of all outstanding shares of CB&I common stock, were present, either in person or represented by proxy.  Two matters were considered and voted upon at the special general meeting, with the CB&I Supervisory and Management Boards recommending that holders of CB&I common stock vote “FOR” each such proposal, as further discussed in the joint proxy statement/prospectus filed with the Securities and Exchange Commission on November 20, 2012.

Proposal No. 1 was a proposal to approve the consummation by CB&I of the transactions contemplated by the Transaction Agreement, dated as of July 30, 2012, by and among CB&I, The Shaw Group Inc. (“Shaw”) and Crystal Acquisition Subsidiary Inc., a wholly owned subsidiary of CB&I (“Acquisition Sub”), pursuant to which Acquisition Sub will be merged with and into Shaw (the “Transaction”) and each issued and outstanding share of Shaw common stock, no par value, (other than any dissenting shares, treasury shares, or shares held by Shaw, CB&I or Acquisition Sub and their respective subsidiaries) will be cancelled and extinguished and converted into the right to receive (i) $41.00 in cash and (ii) an amount of cash in euros equal to the par value of 0.12883 shares of CB&I common stock, which cash will not actually be paid, but will instead be converted automatically into 0.12883 shares of CB&I common stock immediately after the effective time of the Transaction (the “CB&I Acquisition Proposal”).

Proposal No. 2 was a proposal to adjourn the special general meeting of the shareholders of CB&I, if necessary, to such date, time and place as shall be specified by the CB&I Management Board, in order to enable the CB&I Supervisory and Management Boards to solicit additional proxies to approve the CB&I Acquisition Proposal (the “CB&I Adjournment Proposal”).

Both proposals were approved.  The table below shows the final voting results from the special general meeting of shareholders.

Proposal No. 1:  The CB&I Acquisition Proposal

Shares For	Shares Against	Shares Abstained
66,223,644	5,758,291	428,283

Proposal No. 2:  The CB&I Adjournment Proposal

Shares For	Shares Against	Shares Abstained
64,646,717	7,177,382	586,119

            A copy of the press release announcing the results of the special general meeting of shareholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

99.1	Press release, dated December 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V. By: Chicago Bridge & Iron Company B.V. Its: Managing Director
Date: December 19, 2012	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated December 19, 2012